EXHIBIT 10(iii)(b.1)

EXXON MOBIL CORPORATION

SHORT TERM INCENTIVE PROGRAM

(as amended November 24, 2009)

I.  Purposes

The Short Term Incentive Program is intended to help reward, retain, and motivate selected employees of the Corporation and its affiliates by recognizing efforts and accomplishments which contribute materially to the success of the Corporation's business interests.

II.  Definitions

In this Program, except where the context otherwise indicates, the following definitions apply:

                (1)       "Administrative authority" means the Board, a committee designated by the Board, the Chairman of the Board, or the Chairman's delegates authorized to administer outstanding awards under this Program, establish requirements and procedures for the operation of the Program, and to exercise other powers assigned to the administrative authority under this Program.

                (2)       "Affiliate" means a corporation, partnership, limited liability company, or other entity in which the Corporation, directly or indirectly, owns an equity interest and which the administrative authority determines to be an affiliate for purposes of this Program (including for purposes of determining whether a change of employment constitutes a termination).

                (3)       "Award" means a bonus, bonus unit, or other award under this Program.

                (4)       "Board" means the Board of Directors of the Corporation.

                (5)       "Bonus" means a cash award specific in amount.

                (6)       "Bonus unit" means a potential cash award whose amount is based upon specified measurement criteria.  The term bonus unit includes, but is not limited to, earnings bonus units.

                (7)       "Compensation Committee" means the committee of the Board so designated.

                (8)       "Corporation" means Exxon Mobil Corporation, a New Jersey corporation, or its successors.

                (9)       "Designated beneficiary" means a person designated by the grantee of an award pursuant to Section XIII to be entitled, on the death of the grantee, to any remaining rights arising out of such award.

                (10)     "Detrimental activity" of a grantee means activity at any time, during or after employment with the Corporation or an affiliate, that is determined in individual cases by the administrative authority to be (a) a material violation of applicable standards, policies, or procedures of the Corporation or an affiliate; or (b) a material breach of legal or other duties owed by the grantee to the Corporation or an affiliate; or (c) a material breach of any contract between the grantee and the Corporation or an affiliate; or (d) acceptance by grantee of duties to a third party under circumstances that create a material conflict of interest, or the appearance of a material conflict of interest, with respect to the grantee's retention of outstanding awards under this Program.  Detrimental activity includes, without limitation, activity that would be a basis for termination of employment for cause under applicable law in the United States, or a comparable standard under applicable law of another jurisdiction.  With respect to material conflict of interest or the appearance of material conflict of interest, such conflict or appearance might occur when, for example and without limitation, a grantee holding an outstanding award becomes employed or otherwise engaged by an entity that regulates, deals with, or competes with the Corporation or an affiliate.

(11)       "Earnings bonus unit" or "EBU" means an award of the potential right to receive from the Corporation at the settlement date specified in the award instrument, or at any later payment dates so specified, an amount of cash, up to the specified maximum settlement value, equal to the Corporation's cumulative earnings per common share, as reflected in its quarterly earnings statements as initially filed in its quarterly or annual reports with the U.S. Securities and Exchange Commission, commencing with earnings for the first full quarter after the date of grant through the last full quarter preceding the settlement date.

                (12)     "Employee" means an employee of the Corporation or an affiliate, including a part-time employee or an employee on military, family, or other approved temporary leave.

                (13)     "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                (14)     "Grantee" means a recipient of an award under this Program.

                (15)     "Granting authority" means the Board or any appropriate committee authorized to grant and amend awards under this Program and to exercise other powers assigned to the granting authority.

                (16)     "Net Income Per Common Share (Basic)" means net income per common share or earnings per share, as applicable.

                (17)     "Program" means this Short Term Incentive Program, as amended from time to time.

                (18)     "Reporting person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act.

                (19)     "Resign" means to terminate at the initiative of the employee before standard retirement time.  Resignation includes, without limitation, early retirement at the initiative of the employee.  The time or date of a resignation for purposes of this Program is not necessarily the employee's last day on the payroll.  See Section XI(2).

                (20)     "Section 16" means Section 16 of the Exchange Act, together with the rules and interpretations thereunder, as in effect from time to time.

                (21)     "Standard retirement time" means (a) for each US-dollar payroll employee, the first day of the month immediately following the month in which the employee attains age 65; and (b) for each other employee, the comparable age in that employee's payroll country as determined by the administrative authority with reference to local law, custom, and affiliate policies regarding retirement.

                (22)     "Terminate" means cease to be an employee for any reason, whether at the initiative of the employee, the employer, or otherwise.  That reason could include, without limitation, resignation or retirement by the employee; discharge of the employee by the employer, with or without cause; death; transfer of employment to an entity that is a not an affiliate; or a sale, divestiture, or other transaction as a result of which an employer ceases to be an affiliate.  A change of employment from the Corporation or one affiliate to another affiliate, or to the Corporation, is not a termination.  The time or date of termination is not necessarily the employee's last day on the payroll.  See Section XI(2).

                (23)     "Year" means calendar year.

III.  Administration

The Board is the ultimate administrative authority for this Program, with the power to interpret and administer its provisions.  The Board may delegate its authority to a committee which, except in the case of the Compensation Committee, need not be a committee of the Board.  Subject to the authority of the Board or an authorized committee, the Chairman and his delegates will serve as the administrative authority for purposes of establishing requirements and procedures for the operation of this Program; making final determinations and interpretations with respect to outstanding awards; and exercising other powers assigned to the administrative authority under this Program.

IV.  No Equity-Security Awards

It is intended that this Program not be subject to the provisions of Section 16 and that awards granted hereunder not be considered equity securities of the Corporation within the meaning of Section 16.  Accordingly, no award under this Program will be payable in any equity security of the Corporation.  In the event an award to a reporting person under this Program should be deemed to be an equity security of the Corporation within the meaning of Section 16, such award may, to the extent permitted by law and deemed advisable by the granting authority, be amended so as not to constitute such an equity security, or may be annulled.  Each award to a reporting person under this Program will be deemed issued subject to the foregoing qualification.

V.  Annual Ceiling

In respect to each year under this Program, the Compensation Committee will, pursuant to authority delegated by the Board, establish a ceiling on the aggregate dollar amount that can be awarded under this Program.  With respect to bonuses and bonus units granted in a particular year under this Program, the sum of (1) the aggregate amount of bonuses, and (2) the aggregate maximum settlement value of bonus units will not exceed such ceiling.  The Compensation Committee may revise the ceiling from time to time as it deems appropriate.

VI.  Right to Grant Awards; Reserved Powers; Eligibility

                (1)       The Board is the ultimate granting authority for this Program, with the power to select eligible persons for participation and to make all decisions concerning the grant or amendment of awards.  The Board may delegate this authority in whole or in part (a) in the case of reporting persons, to the Compensation Committee; and (b) in the case of employees who are not reporting persons, to a committee of two or more persons who may, but need not, be directors of the Corporation.

                (2)       The granting authority has sole discretion to select persons for awards under this Program, except that grants may be made only to persons who at the time of grant are, or within the immediately preceding 12 months have been, employees of the Corporation or of an affiliate in which the Corporation directly or indirectly holds a 50 percent or greater equity interest.  No person is entitled to an award as a matter of right, and the grant of an award under this Program does not entitle a grantee to any future or additional awards.

                (3)       No award may be granted to a member of the Compensation Committee.

VII.  Term

This Program will continue until terminated by the Board.

VIII.  Form of Bonus

A bonus may be granted either wholly in cash, wholly in bonus units, or partly in each.

IX.  Settlement of Bonuses

Each grant will specify the time and method of settlement as determined by the granting authority.  Each grant, any portion of which is in bonus units, will specify as the regular time of settlement for that portion a settlement date, which may be accelerated to an earlier time specified in the award instrument.

X.  Deferred and Installment Settlement; Interest Equivalents

                (1)       The granting authority may permit or require settlement of any award under this Program to be deferred and to be made in one or more installments upon such terms and conditions as the granting authority may determine at the time the award is granted or by amendment of the award, provided that settlement may not be made later than the tenth anniversary of the grantee's date of termination.

                (2)       An award that is to be settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to the deferred cash payment or payments upon such terms and conditions as the granting authority determines.  Interest equivalents may be paid currently or may be added to the balance of the award amount and compounded, as specified in the award instrument.  Compounded interest equivalents will be paid in cash upon settlement or payment of the underlying award and will expire or be forfeited or cancelled upon the same conditions as the underlying award.  The granting authority may delegate to the administrative authority the right to determine the rate or rates at which interest equivalents will accrue.

                (3)       Credits of interest equivalents on outstanding awards are not new grants with reference to the eligibility provisions of Section VI(2).

                (4)       Credits of interest equivalents will not be included in any computation to establish compliance with a ceiling established by the Compensation Committee pursuant to Section V.

XI.  Termination; Detrimental Activity

                (1)       If a grantee terminates before standard retirement time, other than by reason of death, all outstanding awards of the grantee under this Program (including bonuses, bonus units, EBUs, and other awards not yet paid or settled) will automatically expire and be forfeited as of the date of termination except to the extent the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) determines otherwise.

                (2)       For purposes of this Program, the administrative authority may determine that the time or date an employee resigns or otherwise terminates is the time or date the employee gives notice of resignation, accepts employment with another employer, otherwise indicates an intent to resign, or is discharged.  The time or date of termination for this purpose is not necessarily the employee's last day on the payroll.

                (3)       If the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) determines that a grantee has engaged in detrimental activity, whether or not the grantee is still an employee, then the administrative authority may, effective as of the time of such determination, cancel and cause to expire all or part of the grantee's outstanding awards under this Program (including bonuses, bonus units, EBUs, and other awards not yet paid or settled).

                (4)       If the administrative authority is advised or has reason to believe that a grantee (a) may have engaged in detrimental activity; or (b) may have accepted employment with another employer or otherwise indicated an intent to resign, the authority may suspend the exercise, delivery, or settlement of all or any specified portion of such grantee's outstanding awards pending an investigation of the matter.

XII.  Material Negative Restatement

                (1)       If the Corporation's reported financial or operating results become subject to a material negative restatement, the Compensation Committee may require any current or former reporting person, as defined in Section II(18), to pay to the Corporation an amount corresponding to each award to that person under this Program, or portion of such award, that the Compensation Committee determines would not have been granted or paid if the Corporation's results as originally published had been equal to the Corporation's results as subsequently restated, provided that (a) any requirement or claim under this Section XII will apply only with respect to grantees who were reporting persons at the time the applicable amounts were awarded or paid; and (b) any requirement or claim under this Section XII must be made, if at all, within five years after the date the amount claimed was originally paid by the Corporation.

                (2)       The obligations of reporting persons to make payments under this Section XII are independent of any involvement by those reporting persons in events that led to the restatement.  The provisions of this Section XII are in addition to, not in lieu of, any remedies that the Corporation may have against any persons whose misconduct caused or contributed to a need to restate the Corporation's reported results.

XIII.  Death; Beneficiary Designation

Any rights and obligations of a grantee under this Program in effect at that grantee's death will apply to that grantee's designated beneficiary or, if there is no designated beneficiary, to that grantee's estate representative or lawful heirs, as demonstrated to the satisfaction of the administrative authority.  Beneficiary designations must be made in writing and in accordance with such requirements and procedures as the administrative authority may establish.  Unless specified otherwise in the award instrument, if a grantee dies, the administrative authority may accelerate or otherwise alter the settlement of deferred awards to that grantee.

XIV.  Amendments to this Program and Outstanding Awards

                (1)       The Board may from time to time amend this Program.  An amendment of this Program will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding awards.

                (2)       Without amending this Program, the granting authority may amend any one or more outstanding awards under this Program to incorporate in those awards any terms that could be incorporated in a new award under this Program.  An award as amended must satisfy any conditions or limitations applicable to the particular type of award under the terms of this Program.

XV.  Withholding Taxes

The Corporation has the right, in its sole discretion, to deduct or withhold at any time cash otherwise payable or deliverable in order to satisfy any required withholding, social security, and similar taxes and contributions with respect to awards under this Program.

XVI.  Non-US Awards

Subject to the limitations contained in this Program, the granting authority may establish different terms and conditions for awards to persons who are residents or nationals of countries other than the United States in order to accommodate the local laws, tax policies, or customs of such countries.  The granting authority may adopt one or more supplements or sub-plans under this Program to implement those different terms and conditions.

XVII.  General Provisions

                (1)       An award under this Program is not transferable except by will or the laws of descent and distribution, and is not subject to attachment, execution, or levy of any kind.  The designation by a grantee of a designated beneficiary is not a transfer for this purpose.

                (2)       A particular form of award may be granted to a grantee either alone or in addition to other awards hereunder.  The provisions of particular forms of award need not be the same for each grantee.

                (3)       An award may be granted for no consideration, for the minimum consideration required by applicable law, or for such other consideration as the granting authority may determine.

                (4)       An award may be evidenced in such manner as the administrative authority determines, including by physical instrument, by electronic communication, or by book entry.  In the event of any dispute or discrepancy regarding the terms of an award, the records of the administrative authority will be determinative.

                (5)       The grant of an award under this Program does not constitute or imply a contract of employment and does not in any way limit or restrict the ability of the employer to terminate the grantee's employment, with or without cause, even if such termination results in the expiration, cancellation, or forfeiture of outstanding awards.

                (6)       A grantee will have only a contractual right to the amounts, if any, payable in settlement of an award under this Program, unsecured by any assets of the Corporation or any other entity.

                (7)       This Program will be governed by the laws of the State of New York and the United States of America, without regard to any conflict of law rules.